Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the
Sarbanes-Oxley Act

I, James D. Dondero, Chief Executive Officer and President of Highland Funds I (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: April 29, 2008	/s/ James D. Dondero

James D. Dondero, Chief Executive Officer
and President
(principal executive officer)

I, M. Jason Blackburn, Chief Financial Officer, Treasurer and Secretary of Highland Funds I (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: April 29, 2008	/s/ M. Jason Blackburn

M. Jason Blackburn, Chief Financial
Officer, Treasurer and Secretary
(principal financial officer)